Exhibit 99.1
Meridian Interstate Bancorp, Inc., Reports Results for the Three and Nine Months Ended September 30, 2009

Contact: Richard J. Gavegnano, Chairman and Chief Executive Officer
(978) 977-2211
October 22, 2009

Meridian Interstate Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”), announced net income of $1.9 million or $.09 per share (basic and diluted), for the quarter ended September 30, 2009, compared to net income of $2.1 million, or $.10 per share (basic and diluted) for the quarter ended September 30, 2008.  The Company recorded net income of $1.7 million or $.08 per share (basic and diluted) for the nine months ended September 30, 2009, compared to a net loss of $394,000 for the comparable 2008 period. Earnings per share information is not applicable for the nine months ended September 30, 2008, as shares were not outstanding for the entire period.

Notable items in 2009 include the following:

•	Total loans increased by $74.7 million, or 10.5% from December 31, 2008.
•	Deposits increased by $125.2 million, or 15.7% from December 31, 2008.
•	The net interest margin improved for the sixth consecutive quarter, increasing from 3.18% for the quarter ended June 30, 2009 to 3.35% for the quarter ended September 30, 2009.
•
To increase the Bank’s brand exposure in Suffolk County, the Company initiated a new strategic marketing campaign in September 2009, which is entitled “Hard Work”  and highlights the Bank’s community focus and commitment to hard work.

•	In September 2009, the Bank hosted an open house at its newest branch in Medford, MA, bringing the number of locations to provide convenient customer service to 13.

Richard J. Gavegnano, Chairman and Chief Executive Officer of the Company, noted that, “The Bank continues to see great opportunities in lending and healthy growth in deposits.  Yields on new loans remain stable, and the Bank’s cost of funds has decreased sharply, enhancing net interest income.  Our capital position is a source of stability for the Bank and provides us the ability to capture relationships from customers disaffected by larger institutions.”

Mr. Gavegnano added, “We will continue to be focused on expanding our brand and capturing high quality seasoned relationships from our competitors.”  As previously announced in July, the Company signed a definitive merger agreement to acquire Mt. Washington Bank (“Mt. Washington”), which operates seven offices in Suffolk County, Massachusetts, subject to regulatory approval.  Mt. Washington’s existing customer deposits in Suffolk County will increase East Boston Savings Bank’s market share to 5th in the County.  “Our core values and strategies will be applied in the Mt. Washington Bank market area while retaining the strong Mt. Washington brand name.”

Net Interest Income

•	Net interest income for the quarter ended September 30, 2009 was $9.5 million, an increase of $2.7 million, or 40.7%, from the quarter ended September 30, 2008.
•
Interest and fees on loans increased from $9.9 million to $11.5 million, or 15.5%, as a result of higher average loan balances, which increased from $641.1 million to $777.7 million for the quarters ended September 30, 2008 and 2009, respectively.

•
Interest expense on deposits decreased by $1.6 million, or 27.1%, from $6.0 million to $4.4 million, as a result of a decrease to the average cost of deposits from 3.20% to 2.00% for the quarters ended September 30, 2008 and 2009, respectively, despite a substantial increase in average deposit balances.

•
For the nine months ended September 30, 2009, net interest income increased by $7.1 million, or 38.5%, to $25.6 million.  The Company recorded an increase in interest and fees on loans of $4.7 million, or 16.6%, and incurred lower interest expense on deposits, which decreased by $4.8 million, or 24.6%.

•
The Company continues to utilize funds received from its 2008 public offering and from deposit inflows to invest in new loan originations.   Loan balances increased by $72.9 million, or 10.4% during the nine months ended September 30, 2009.

Non-interest Income

•
Non-interest income was $1.1 million and $3.2 million for the quarter and nine months ended September 30, 2009, compared to $3.8 million and $8.0 million for the comparable 2008 periods due primarily to gains on sales of securities recorded in 2008.

•
The Company recorded a net loss on securities of $346,000 and $719,000 for the quarter and nine months ended September 30, 2009, compared to a net gain on securities of $2.8 million and $5.1 million in 2008.  During the 2009 quarter, the Company sold securities in an effort to recapture capital gain taxes paid for prior years.

•
The Company’s investment in its affiliate, Hampshire First Bank, generated income of $92,000 for the nine months ended September 30, 2009, compared to a net loss of $323,000 for the comparable 2008 period.

Non-interest Expense

•	Non-interest expense was $7.2 million and $24.5 million for the quarter and nine months ended September 30, 2009, compared to $6.8 million and $24.6 million for the comparable 2008 periods.
•
Salary and employee benefit expenses increased $706,000, or 5.1%, to $14.5 million, for the nine months ended September 30, 2009, primarily as a result of expenses relating to grants issued in the fourth quarter of 2008 under the Company’s equity incentive plan.

•	In 2008, the Company made a pre-tax $3.0 million contribution to the Company’s charitable foundation in conjunction with its stock offering.
•
Deposit insurance expense increased by $201,000 and $1.1 million, respectively, for the quarter and nine months ended September 30, 2009, due to deposit growth and a special assessment levied by the FDIC.

•	For the nine months ended September 30, 2009, foreclosed real estate expense increased to $493,000 from $74,000, due to higher levels of foreclosed real estate activity in 2009.
•
Other general and administrative expense increased by $151,000 and $418,000, respectively, for the quarter and nine months ended September 30, 2009, primarily as a result of costs incurred for the Company’s planned acquisition of Mt. Washington Bank.

Balance Sheet

•
Securities available for sale increased by $67.3 million, or 26.6%, from December 31, 2008, as the Company invested excess cash in money market mutual funds and debt securities as an alternative to lower-yielding federal funds sold.

•
Loan demand remained strong in 2009, with increases in all real estate loan types at September 30, 2009 compared to December 31, 2008.  Multi-family loans increased by $20.0 million, or 64.0%, and the commercial real estate portfolio increased by $35.1 million, or 13.0%.

•
Deposits increased by $125.2 million, or 15.7%, from December 31, 2008, with increases in all deposit types.  Money market deposits increased by $85.6 million, or 49.5%, to $258.5 million at September 30, 2009.  The Company successfully established an online deposit gathering website during 2009, EBSB Direct, which contributed to the increase in money market account balances.

Credit Quality

•
The allowance for loan losses was $8.7 million, or 1.11% of total loans outstanding as of September 30, 2009, compared to $6.9 million, or 0.97% of total loans outstanding as of December 31, 2008.   The increase in the allowance for loan losses relates to loan growth and management’s assessment of various factors affecting the portfolio, including, among others, an ongoing evaluation of credit quality, local real estate market conditions, local and national economic factors, and non-performing and delinquent loan trends.

•
The percentage of non-performing assets to total assets was 1.83% at September 30, 2009, compared to 1.58% at December 31, 2008.  The increase is due primarily to higher levels of non-performing construction loan balances.  Non-performing assets, which totaled $21.9 million at September 30, 2009, included foreclosed real estate of $2.7 million, $12.4 million of construction loans, $4.3 million of residential mortgage loans, and $2.5 million of other loans.

Provision for Loan Losses

•	The Company’s loan loss provision was $694,000 and $1.8 million for the quarter and nine months ended September 30, 2009, compared to $403,000 and $2.7 million for the same periods in 2008.
•
The decrease in the level of provision for the nine months was due primarily to lower specific reserves required for loans that became impaired in 2009 versus those in 2008.  During 2008, the Company had two loans that became impaired for which it recorded specific reserves of $1.7 million.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,”  “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Interstate Bancorp, Inc.’s management and are subject to significant risks and uncertainties.  Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s filings with the Securities and Exchange Commission.  Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Interstate Bancorp, Inc.’s actual results could differ materially from those discussed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN INTERSTATE BANCORP, INC.
Consolidated Balance Sheets
(Unaudited)
	September 30,	December 31,
(Dollars in thousands)	2009	2008
ASSETS
Cash and due from banks	$10,761	$10,354
Federal funds sold	16,654	9,911
Total cash and cash equivalents	27,415	20,265
Certificates of deposit - affiliate bank	3,000	7,000
Securities available for sale, at fair value	319,787	252,529
Federal Home Loan Bank stock, at cost	4,454	4,303
Loans held for sale	699	-
Loans	785,742	711,016
Less allowance for loan losses	(8,711)	(6,912)
Loans, net	777,031	704,104
Bank-owned life insurance	23,501	22,831
Investment in affiliate bank	10,468	10,376
Premises and equipment, net	23,381	22,710
Accrued interest receivable	5,523	6,036
Foreclosed real estate, net	2,658	2,604
Deferred tax asset, net	2,793	10,057
Other assets	1,597	2,537
Total assets	$1,202,307	$1,065,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$61,408	$55,216
Interest-bearing	860,605	741,636
Total deposits	922,013	796,852

Short-term borrowings - affiliate bank	5,795	7,811
Long-term debt	57,200	57,675
Accrued expenses and other liabilities	18,167	13,174
Total liabilities	1,003,175	875,512

Stockholders' equity:
Common stock, no par value 50,000,000 shares authorized; 23,000,000 shares issued; 22,257,768 and 22,750,000 shares outstanding at
September 30, 2009 and December 31, 2008, respectively	-	-
Additional paid-in capital	100,919	100,684
Retained earnings	107,168	105,426
Accumulated other comprehensive income (loss)	4,910	(6,205)
Treasury stock	(2,902)	-
Unearned compensation - ESOP, 755,550 and 786,600 shares
at September 30, 2009 and December 31, 2008, respectively	(7,555)	(7,866)
Unearned compensation - restricted shares, 414,000 and 250,000
shares at September 30, 2009 and December 31, 2008, respectively	(3,408)	(2,199)
Total stockholders' equity	199,132	189,840
Total liabilities and stockholders' equity	$1,202,307	$1,065,352

MERIDIAN INTERSTATE BANCORP, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2009	2008	2009	2008
Interest and dividend income:
Interest and fees on loans	$11,480	$9,938	$33,171	$28,455
Interest on debt securities	2,673	2,674	7,682	7,919
Dividends on equity securities	252	573	844	1,264
Interest on certificates of deposit	16	60	72	98
Interest on federal funds sold	5	99	23	1,640
Total interest and dividend income	14,426	13,344	41,792	39,376

Interest expense:
Interest on deposits	4,404	6,045	14,605	19,382
Interest on short-term borrowings	5	-	47	115
Interest on long-term debt	502	534	1,501	1,363
Total interest expense	4,911	6,579	16,153	20,860

Net interest income	9,515	6,765	25,639	18,516
Provision for loan losses	694	403	1,808	2,731
Net interest income, after provision
for loan losses	8,821	6,362	23,831	15,785

Non-interest income:
Customer service fees	826	718	2,322	2,073
Loan fees	160	181	437	551
Gain (loss) on sales of loans, net	125	(10)	424	17
Gain (loss) on securities, net	(346)	2,779	(719)	5,092
Income from bank-owned life insurance	216	209	670	624
Equity income (loss) on investment in affiliate bank	117	(69)	92	(323)
Total non-interest income	1,098	3,808	3,226	8,034

Non-interest expenses:
Salaries and employee benefits	4,084	4,009	14,499	13,793
Occupancy and equipment	754	719	2,315	2,198
Data processing	406	450	1,318	1,243
Marketing and advertising	387	293	934	832
Professional services	467	595	1,535	1,562
Contribution to the Meridian
Charitable Foundation	-	-	-	3,000
Foreclosed real estate expense	15	31	493	74
Deposit insurance	373	172	1,513	382
Other general and administrative	681	530	1,921	1,503
Total non-interest expenses	7,167	6,799	24,528	24,587

Income (loss) before income taxes	2,752	3,371	2,529	(768)

Provision (benefit) for income taxes	864	1,228	787	(374)

Net income (loss)	$1,888	$2,143	$1,742	$(394)

Earnings per share:
Basic	$0.09	$0.10	$0.08	N/A
Diluted	$0.09	$0.10	$0.08	N/A

Weighted Average Shares:
Basic	21,542,287	22,196,225	21,704,968	N/A
Diluted	21,713,948	22,196,225	21,889,813	N/A

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Three Months Ended September 30,
	2009			2008
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$777,674	$11,480	5.86%	$641,094	$9,938	6.17%
Securities and certificates of deposit	314,130	2,941	3.71	333,900	3,307	3.94
Other interest-earning assets	35,346	5	0.06	21,478	99	1.83
Total interest-earning assets	1,127,150	14,426	5.08	996,472	13,344	5.33

Noninterest-earning assets	77,101			79,296
Total assets	$1,204,251			$1,075,768

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW deposits	$37,912	22	0.23	$42,078	92	0.87
Money market deposits	267,049	1,084	1.61	150,501	929	2.46
Savings and other deposits	128,816	238	0.73	123,236	354	1.14
Certificates of deposit	439,967	3,060	2.76	435,022	4,670	4.27
Total interest-bearing deposits	873,744	4,404	2.00	750,837	6,045	3.20
FHLB advances and other borrowings	62,612	507	3.21	60,316	534	3.52
Total interest-bearing liabilities	936,356	4,911	2.08	811,153	6,579	3.23

Noninterest-bearing demand deposits	61,203			54,711
Other noninterest-bearing liabilities	11,260			10,509
Total liabilities	1,008,819			876,373
Total stockholders' equity	195,432			199,395
Total liabilities and stockholders' equity	$1,204,251			$1,075,768

Net interest income		$9,515			$6,765
Interest rate spread (2)			3.00%			2.10%
Net interest margin (3)			3.35%			2.70%
Average interest-earning assets to average interest-bearing liabilities		120.38%			122.85%

(1) Loans on non-accrual status are included in average balances.

(2) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

(4) Annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Nine Month Ended Septmeber 30,
	2009			2008
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$754,770	$33,171	5.90%	$604,157	$28,455	6.29%
Securities and certificates of deposit	$286,433	8,598	4.03	301,477	9,281	4.11
Other interest-earning assets	29,295	23	0.11	85,350	1,640	2.57
Total interest-earning assets	1,070,498	41,792	5.24	990,984	39,376	5.31

Noninterest-earning assets	80,603			76,733
Total assets	$1,151,101			$1,067,717

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW deposits	$37,483	105	0.38	$38,855	236	0.81
Money market deposits	225,982	3,184	1.89	144,751	2,967	2.74
Savings and other deposits	126,673	833	0.88	129,138	1,103	1.14
Certificates of deposit	433,512	10,483	3.24	443,140	15,076	4.54
Total interest-bearing deposits	823,650	14,605	2.38	755,884	19,382	3.43
FHLB advances and other borrowings	64,840	1,548	3.20	53,458	1,478	3.69
Total interest-bearing liabilities	888,490	16,153	2.44	809,342	20,860	3.44
Noninterest-bearing demand deposits	60,569			53,867
Other noninterest-bearing liabilities	10,412			9,854
Total liabilities	959,471			873,063
Total stockholders' equity	191,630			194,654
Total liabilities and stockholders' equity	$1,151,101			$1,067,717
Net interest income		$25,639			$18,516
Interest rate spread (2)			2.80%			1.87%
Net interest margin (3)			3.21%			2.50%
Average interest-earning assets to average interest-bearing liabilities		120.49%			122.44%

(1) Loans on non-accrual status are included in average balances.

(2) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

(4) Annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Financial Ratios
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Key Performance Ratios
Return on average assets (4)	0.63%	0.80%	0.20%	(0.05	) %
Return on average equity (4)	3.86	4.30	1.22	(0.27)
Interest rate spread (1) (4)	3.00	2.10	2.80	1.87
Net interest margin (2) (4)	3.35	2.70	3.21	2.50
Noninterest expense to average assets (4)	2.38	2.53	2.86	3.07
Efficiency ratio (3)	67.53	64.31	84.97	92.61
Average interest-earning assets to
average interest-bearing liabilities	120.38	122.85	120.49	122.44

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) The efficiency ratio represents non-interest expense, divided by the sum of net interest income plus non-interest income.

(4) Annualized.

	At	At	At
	September 30,	September 30,	December 31,
	2009	2008	2008
Asset Quality Ratios
Allowance for loan losses/total loans	1.11%	0.86%	0.97%
Allowance for loan losses/
nonperforming loans	45.14	92.51	48.57
Non-performing loans/total loans	2.45	0.92	2.00
Non-performing loans/total assets	1.60	0.58	1.34
Non-performing assets /total assets	1.83	0.77	1.58